Dentsply Sirona Receives Notice of Filing Delinquency from Nasdaq

Charlotte, N.C., May 18, 2022 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) received written notification from The NASDAQ Stock Market (“Nasdaq”) on May 12, 2022 that the Company is no longer in compliance with the Nasdaq Listing Rules since the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Quarterly Report”). Nasdaq Listing Rule 5250(c)(1) requires Nasdaq-listed companies to timely file all periodic reports.

The Company has up to 60 days to either cure the deficiency or to submit a plan to Nasdaq showing how it intends to regain compliance. If the plan is accepted, Nasdaq can grant an extension of the grace period for shares of the Company’s common stock to remain listed for up to 180 calendar days from the Quarterly Report’s due date to regain compliance.

This notice from Nasdaq has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2022, the Company was unable to file the 10-Q for the period ended March 31, 2022 within the prescribed period because the Company’s Audit and Finance Committee, together with independent outside counsel, is conducting an investigation concerning the Company’s use of incentives to sell products to distributors in the third and fourth quarters of 2021, whether those incentives were appropriately accounted for and whether the impact of those sales was adequately disclosed in the Company’s periodic reports filed with the Commission. The Company expects to file the Quarterly Report as soon as practicable.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona's headquarters is located in Charlotte, North Carolina. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any updating information in subsequent SEC filings including the Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2022. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.